Exhibit 99.1


Press Release
SOURCE: Optical Communication Products, Inc.
Optical Communication Products, Inc. Announces Financial Results for the Quarter Ended September 30, 2003

Woodland Hills, Calif. - (Business Wire) - November 3, 2003 - Optical Communication Products, Inc. (Nasdaq: OCPI) (the "Company"), a manufacturer of fiber optic subsystems and modules for metropolitan area, local area and storage area networks, today reported financial results for the fourth quarter and fiscal year ended September 30, 2003.

Revenue for the fourth quarter of fiscal 2003 was $10.4 million, an increase of 10.0% compared with $9.5 million for the third quarter of fiscal 2003, and an increase of 17.1% compared with $8.9 million for the fourth quarter of fiscal 2002. The net loss for the fourth quarter of fiscal 2003 was $2.1 million, compared to a net loss of $5.6 million for the third quarter of fiscal 2003 and a net income of $858,000 for the fourth quarter of fiscal 2002. The net loss per diluted share for the fourth quarter of fiscal 2003 was $0.02 per share compared with a net loss per diluted share of $0.05 for the third quarter of fiscal 2003 and compared with a net income per diluted share of $0.01 for the fourth quarter of fiscal 2002. The Company utilized approximately $1.2 million of inventory in production that had previously been written down to zero during the fourth quarter of fiscal 2003.

Revenue for fiscal 2003 was $38.9 million, an increase of 4.5% from $37.2 million for fiscal 2002. The net loss for fiscal 2003 was $10.6 million, compared to a net income of $839,000 for fiscal 2002. The loss per diluted share for fiscal 2003 was $0.10 per share compared with an income per diluted share $0.01 for fiscal 2002. The Company utilized approximately $3.7 million of inventory in production during fiscal 2003 that had previously been written down to zero, compared to $1.9 million during fiscal 2002. The Company recorded $2.6 million in fiscal 2003 related to a valuation allowance to offset certain deferred tax assets. The net loss per diluted share effect of this valuation allowance is $0.02.

"We are pleased with the results that our team has achieved this quarter," said Dr. Muoi Van Tran, OCP's Chairman and CEO. "We were able to increase our revenue sequentially despite the difficult market environment. OCP's financial position remained strong at September 30, 2003 with approximately $135 million in cash, cash equivalents and marketable securities."

The financial results reported in this press release reflect an adjustment to the Company's financial statements for the third quarter of fiscal 2003. As previously reported by the Company, on May 1, 2003, when the closing NASDAQ Market price was $1.09, the Company purchased approximately 1.4 million shares of its Class A common stock, at $0.96 per share, from two of its senior executives upon their exercise of stock options. At the time, the transaction was treated as a capital transaction, but the Company has now determined that the technical application of accounting rules require that the Company record a charge for compensation expense. The Company intends to amend its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, accordingly. The Company included this compensation charge totaling $1.3 million in its financial statements for fiscal 2003. The net loss per diluted share related to this charge was $0.01 per share.


The current economic environment in the telecommunications industry continues to limit the Company's visibility with respect to its long-term revenue forecasts. In the short-term, revenue in the first quarter ending December 31, 2003 is expected to be within the range of $10 million to $12 million.

About OCP


OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP's subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks. For more information visit OCP's web site at www.ocp-inc.com.


OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58.8% of OCP's outstanding capital stock as of September 30, 2003.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:


This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the risks that the market downturn in the fiberoptic communications market will last longer than anticipated, our customers are unable to reduce their inventory levels in the near-term, and we are unable to diversify and increase our customer base. On September 29, 2003, OCP announced that a special committee of its board of directors is evaluating strategic alternatives to enhance shareholder value and liquidity and that the special committee had retained Bear, Stearns & Co. Inc., which is advising the committee in evaluating strategic alternatives, including a special dividend, share repurchases, strategic merger or sale of the Company. Other factors that could cause OCP's actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that none of the strategic alternatives being evaluated will be implemented by OCP. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:
Susie Nemeti, CFO
(818) 251-7100
Optical Communication Products, Inc.



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
                                            Optical Communication Products, Inc.
                                                 Statements Of Operations
                                            (In thousands, except per share data)


                                       Three months ended         Fiscal year ended
                                          September 30,             September 30,
                                     ----------------------    -----------------------
                                        2003         2002         2003         2002
                                     ----------------------    -----------------------
                                        (Unaudited)

Revenue                              $  10,431    $   8,909    $  38,880    $  37,207

Cost of Revenue                          6,484        5,781       25,048       26,375
                                     ---------    ---------    ---------    ---------

Gross Profit                             3,947        3,128       13,832       10,832
                                     ---------    ---------    ---------    ---------

Operating Expenses:

        Research and development         4,514        1,609       16,246        5,261
        Sales and marketing              1,230          813        4,562        3,717
        General and administrative       1,525          788        7,011        4,671
                                     ---------    ---------    ---------    ---------

Total expenses                           7,269        3,210       27,819       13,649
                                     ---------    ---------    ---------    ---------

Loss from Operations                    (3,322)         (82)     (13,987)      (2,817)
                                     ---------    ---------    ---------    ---------

Other Income, net                          339          688        1,834        3,391
                                     ---------    ---------    ---------    ---------

Income (Loss) Before Income Taxes       (2,983)         606      (12,153)         574

Income Tax Benefit                        (856)        (252)      (1,557)        (265)
                                     ---------    ---------    ---------    ---------

Net Income (Loss)                    $  (2,127)   $     858    $ (10,596)   $     839
                                     =========    =========    =========    =========

Basic Shares                           112,287      108,460      111,074      108,460
Diluted Shares                         112,287      112,561      111,074      112,578

Basic Income (Loss) Per Share        $   (0.02)   $    0.01    $   (0.10)   $    0.01
Diluted Income (Loss) Per Share      $   (0.02)   $    0.01    $   (0.10)   $    0.01


                                                    Optical Communication Products, Inc.
                                                                Balance Sheet
                                               (In thousands, except share and per share data)

                                                                                 September 30,      September 30,
                                                                                 --------------------------------
ASSETS                                                                                2003               2002
                                                                                 --------------------------------
Current Assets:
  Cash and cash equivalents                                                        $  64,895          $  85,426
  Marketable securities                                                               70,655             65,774
  Accounts receivable less allowance for doubtful accounts:
   $459 at September 30, 2003 and $127 at September 30, 2002                           6,960              3,463
  Income taxes receivable                                                             11,743              1,008
  Inventories, net                                                                     5,592              7,415
  Deferred income taxes                                                                                   9,156
  Prepaid expenses and other current assets                                            1,342              1,367
                                                                                   ---------          ---------
Total Current Assets                                                                 161,187            173,609
Property, Plant and Equipment, net                                                    36,721             30,519
Other Assets                                                                           2,235                933
                                                                                   ---------          ---------

                                                                                   $ 200,143          $ 205,061
                                                                                   =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt                                                $     471          $     471
  Accounts payable                                                                     1,169                623
  Accounts payable to related parties                                                  1,061                 30
  Accrued bonus                                                                        4,433              2,302
  Other accrued expenses                                                               3,159              2,200
  Income taxes payable                                                                    26                118
                                                                                   ---------          ---------
Total Current Liabilities                                                             10,319              5,744
Long-term Debt                                                                           864              1,353
Other Long-term Liabilities                                                              600                750
Deferred Income Taxes                                                                                        18

Stockholders' Equity:
  Class A - common stock, $.001 par value; 200,000,000 shares authorized, 47,663,864 shares issued and 46,297,285 outstanding at September 30, 2003 and 43,035,110 shares issued and outstanding
    at September 30, 2002.                                                                48                 43
  Class B - common stock $.001 par value; 66,000,000 shares authorized,
    66,000,000 shares issued and outstanding at September 30, 2003
    and September 30, 2002, respectively.                                                 66                 66
  Additional paid-in capital                                                         134,417            131,350
  Treasury stock - at cost 1,366,579 Class A shares at September 30, 2003             (1,312)
  Retained earnings                                                                   55,141             65,737
                                                                                   ---------          ---------
          Total Stockholders' Equity                                                 188,360            197,196
                                                                                   ---------          ---------

$                                                                                  $ 200,143          $ 205,061
                                                                                   =========          =========

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